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                                                                       Exhibit N



INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-71310 on Form N-2 of our report dated November 26, 2001 on Corporate High Yield Fund V, Inc. and to the reference to us under the caption "Independent Auditors and Experts" in the Prospectus, both of which appear in the Prospectus, which is a part of such Registration Statement.




/s/ Deloitte & Touche LLP


New York, New York
November 26, 2001